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                                                                    EXHIBIT 10.5


                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT made and effective this 9th day of March, 1996


BETWEEN:                 PERLY INC., of
                         345 Adelaide Street West,
                         Suite 400,
                         Toronto, Ontario
                         M5V 1R5

                         ("Perly")


AND:                     PERFECT MARKET INC., of
                         4502 Dyer Street, Suite 201,
                         La Crescenta, California,
                         U.S.A. 91214

                         ("Perfect")


BACKGROUND
----------

A.   Perly is the owner of U.S. trademark and service mark registration no.
     1.706.303 registered August 11, 1992, and is the owner of non-U.S trademark and service mark no. 617598 registered February 23, 1990 for CITISEARCH, for computer programs in the field of geographic information and data bases containing geographic information, and for consulting services in the field of geographic information.

B. Perfect wishes to use the trademark CITYSEARCH as a trademark for providing on the Internet listings of businesses, attractions and facilities and their locations (including maps), as well as current events and community information for the public and wishes to have a license from Perly for such use.

1. Perly hereby grants to Perfect a license, subject to the terms of this agreement, to use the mark CITYSEARCH for the services of providing on the internet listings of businesses, attractions and facilities and their locations (including maps), as well as current events and community information for the public. The license will be worldwide except for Canada, subject to notices and payments of fees as set forth below. Perly agrees not to license any user other than Perfect for a service similar to that of Perfect. Perfect agrees that Perly may utilize the mark itself and/or may license a user that is associated or affiliated with Perly.

2. As partial consideration for the grant of this license. Perfect will pay Perly a sum of $[*] (all sums mentioned herein are in U.S. dollars) concurrently with signing of this agreement by both parties. In addition, Perfect will within 10 days from receipt of invoices therefor from Perly, pay to Perly the out-of-pocket expenses incurred by Perly in relation to the subject matter of this agreement, including Perly's costs relating to the preparation of this agreement, and Perly's costs in relation to any work performed concerning any trademark applications or registrations which Perly reasonably believes are necessary or desirable to improve or obtain protection in any place for the mark CITYSEARCH relating to this license. Perly agrees to notify Perfect if on any occasion its above-mentioned costs exceed $4,000.


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3.   Perfect's license will be effective without further payment other than as specified above, for Internet listings as specified above in the city of Pasadena, California and for the U.S. metropolitan area as defined by the U.S. Census Bureau which contains Pasadena. [*]

4. If Perfect wishes to make its license effective in any country outside the U.S. (excluding Canada), Perfect will so notify Perly and will pay Perly the sum of $1,000.00 for each country outside the U.S. Upon Perly's receipt of such notice and payment, and subject to the terms of this agreement and applicable law, Perfect's license for the country in question will become effective.

5. Perfect will use the mark CITYSEARCH only for Internet listings of businesses, attractions and facilities and their locations (including maps), as well as current events and community information for the public, which are located in areas in which its license has been made effective, and then only in association with providing the Internet listings referred to above. All such listings and their manner of provision will be of a high quality and standard which will be subject to Perly's approval, such approval not unreasonably to be withheld. Perfect will notify Perly of any substantial change in the above mentioned Internet service or associated material. Perfect may use the name CitySearch in its corporate name or trade style.

6. Perfect shall in its use of the CITYSEARCH trademark publish such trademark notice or notices, and in such matter, as Perly may from time to time request. The standard for Perly's trademark notice request shall be that such notifications are readable and reasonable.

7. Perfect will defend, indemnify and hold Perly harmless against all claims, actions and suits brought against Perly and which result from, relate to or arise from Perfect's activities under this license.

8. Perfect agrees that it will not use or advertise any word, design, mark or name which is, or any part of which is, the same as, similar to or confusingly similar with the mark CITYSEARCH except as specifically permitted under this agreement.

9. Perfect acknowledges that the mark CITISEARCH and CITYSEARCH are and shall at all times be solely the property of Perly, and that its use of the mark CITYSEARCH enures to the benefit of Perly, and Perfect agrees that it will not directly or indirectly do or cause to be done, whether by commission or omission, any act which may in any way jeopardize or adversely affect the validity or distinctiveness of such marks or the title of Perly thereto, and Perfect agrees that it will without charge to Perly, upon request by Perly or its representatives, do all things and execute all documents that may at any time be necessary or desirable to ensure the validity and distinctiveness of the mark CITISEARCH and CITYSEARCH and to ensure the title of Perly thereto for all countries.

10. It is understood that Perly does not provide any warranties concerning the trade marks licensed hereunder or Perfect's right to use such trade marks in any place, other than Perly's own covenant not to complain of such use by Perfect so long as Perfect complies in all respect with the terms of this agreement. Perly warrants that Perly is the sole and exclusive owner of the mark, free of all liens and encumbrances; there are no claims, judgements or settlements to be paid by Perly or pending claims or litigation relating to the mark.


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11.  Perfect agrees that Perly shall have the right of first refusal to supply maps or mapping software for use in its service provided that the price and quality of Perly's offerings shall be at least equal to Perfect's current or proposed supplier. This right shall be subject to any previous agreement or contract with Perfect and a third party. Perly shall have the onus to advise Perfect when it has maps or map software where Perfect is operating.

12. The term of this license shall be five years from its date, subject to earlier termination and to renewal as set forth below.

13. Perfect shall have the right to renew this agreement on the same terms and conditions as those set forth here within for successive periods of one year each by notice given to Perly at least 45 days before the expiry this agreement or any renewal, and upon payment by Perfect to Perly of a Payment of $[*] for each one year renewal, but no such renewal shall be effective if Perfect is in breach of any term of this agreement, either at time of notice or renewal.

14. If Perfect breaches this agreement, and if such breach is not remedied within 45 days after notice of the breach is given by Perly to Perfect, then Perly may terminate this agreement including any renewal thereof.

15. This agreement and any renewal thereof shall terminate if Perfect becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, or if all or any part of its business is placed in the hands of a receiver or trustee, or if it seeks the benefit of any statute for the protection of creditors or fails to meet its debts in general as they become due, or if it ceases for a continuous period of six months to use the mark CITYSEARCH for the Internet listings in question.

16. Perfect agrees that on termination or expiry of this agreement, it will promptly cease use of the mark CITYSEARCH and will not thereafter use or advertise the mark CITYSEARCH or any word, design, trademark or trade name which is, or any part of which is, similar to or confusingly similar with the mark CITISEARCH or CITYSEARCH, whether as a part of its corporate name or otherwise.

17. It is agreed that clauses 7.9 and 16 will survive the termination or expiry of this agreement and will remain in full force and effect at all times.

18. All notices given under this agreement will be considered properly given if they are sent by facsimile, courier, or registered or certified mail to the addresses of the parties as set forth above or to such other addresses as the parties may in writing advise. Notices sent by facsimile or courier will be considered given when received. Notices sent by registered or certified mail will be considered given seven business days after being mailed if there is no postal interruption in effect which would delay their delivery.

19. This agreement is personal to Perfect and may not be assigned or sublicensed by Perfect without Perly's prior written permission. Such permission will not unreasonably be withheld if the assignment is to a successor to substantially all of Perfect's business who is not a competitor of Perly. [*] Perfect may sublicense a joint venture in which it has a substantial interest, or a user who licenses an entire operating package from Perfect. Such sublicensed to be valid under this agreement must be exclusive to one sublicensee per one given country or region.


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20.  This agreement shall be governed by the laws of Ontario, Canada and all disputes relating to the subject matter thereof shall be resolved by appropriate tribunals in Ontario, Canada, whose decisions will be binding on the parties.

21. This agreement will be binding upon and will enure to the benefit of the parties and their respective permitted successors and assigns.

     IN WITNESS OF WHICH the parties have duly executed this agreement under the hands of their properly authorized officers.

                                                      PERLY INC.

                                                  By: [SIGNATURE ILLEGIBLE]
                                                      -----------------------
                                                      Title: President


                                                      PERFECTMARKET INC.


                                                  By: /s/ Charles Conn III
                                                      -----------------------
                                                      Title: President & CEO

                             Amendment of License

Recitals:

1. Perly Inc. ("Perly") and PerfectMarket Inc. (predecessor to CitySearch Inc., "CS", collectively the "Parties," executed that certain license agreement dated March 9, 1996 (the "License"), whose subject matter is the trademark "CITYSEARCH" described more fully therein (the "Mark").

2. Perly is the owner of registration number 365856 for the trademark "CITYSEARCH" and recresents that this is a valid registration.

3.   The Parties wish to amend the License to include Canada.

Therefore,

1.   The License is hereby amended as follows:

          a.   Paragraph 1, line 4: "except for Canada" is deleted.
          b.   Paragraph 4, line 2: "(excluding Canada)" is deleted.

2. The Parties acknowledge that the purpose of this amendment is for Perly to grant CS a license to use the Mark in Canada pursuant to the terms and conditions contained in the License.

3. In partial consideration for this amendment CS agrees to pay to Perly a sum of U.S. $[*], receipt of which is hereby acknowledged.

4. The parties acknowledge that the U.S. $[*] payment will satisfy all payment obligations with respect to Canada pursuant to paragraph 4 of the License.

5. If the Parties further amend the License with respect to any terms and conditions therein including, but not limited to assigning the Mark to CS, the U.S. $[*] amount will be applied toward CS's payment obligations, if any, under the further amendment.

6. The Parties will take all necessary actions with respect to the Canadian Trademark Office to record or otherwise validate the License and this amendment, including, without limitation, the filing, at CS's expense, of a Canadian application for the Mark, provided that no such Canadian application will be filed earlier than one month from the date hereof without CS's consent.

Perly, Inc.                             CitySearch Inc.

By: [SIGNATURE ILLEGIBLE]               By: /s/ Charles Conn III
    ---------------------                   ---------------------
Its: President                          Its: Chief Executive Officer
    ---------------------
Date:Mar 14 1997                        Date:    18 March 1997
     --------------------                    --------------------


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.